UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20509

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

October 1, 2014

Date of Report

(Date of Earliest Event Reported)

FONU2 INC.

 (Exact name of registrant as specified in its charter)

NEVADA                                   000-49652                          65-0773383

(State or other juris-                 (Commission File No.)                (IRS Employee

diction of incorporation)                                                                Identification No.)

331 East Commercial Blvd.

Ft. Lauderdale, Florida  33334

 (Address of principal executive offices)

(954) 938-4133

Registrant's telephone number

N/A

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 1, 2014, Robert B. Lees, Nicole Leigh and Roger Miguel, acting as the sole directors of FONU2 Inc., a Nevada corporation (the “Company”), resolved to accept the resignation of Mr. Lees as the Company’s President and Chief Executive Officer and to appoint Mr. Miguel to serve in such capacities.  Mr. Lees will continue to serve as the Chief Financial Officer and as a director of the Company.

Mr. Miguel is 58 years old.  Mr. Miguel graduated from The University of Toronto in 1979 with an Honors BA in Commerce and Economics and has over 30 years experience in the Information Technology Industry.  He currently is serving as Chief Operating Officer at the Company’s wholly-owned subsidiary, FONU2 CCN, Inc. which includes responsibility for all corporate and administrative functions, sales, marketing, contract negotiations and strategic partnerships.  Previously Roger held Senior Management Positions with some of the worlds largest Computer Services Outsourcing Companies (EDS/HP, Computer Sciences Corp, Xerox Business Services).  He managed application services outsourcing across wide variety of industries and provided large account management with major clients such as General Motors, Sears and the Government of Ontario, Canada. Served as Regional Applications Services Manager for CSC in the U.S. Midwest region, Application Service Center Director (900 FTEs) for South East US, and Services Director of Global Process Management for the Americas and the Zurich Financial Services global account.  Successfully managed all aspects of the business including participating in several successful CMMI Level 3, ISO 9K, ISO 20K certifications, large program and product management, business process re-engineering, and business process outsourcing.

There are no family relationships between Mr. Miguel and any other director, executive officer or person nominated or chosen by the Company to become a director or executive officer.

During the fiscal years ended December 31, 2012 and 2011, there were no transactions, and there are no currently proposed transactions, in which the Company was or is to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year end for the last two completed fiscal years, and in which Mr. Miguel had or will have a direct or indirect material interest.

Item 8.01  Other Events.

In Part I, Item 3 of its Annual Report of Form 10-K for the fiscal year ended September 30, 2013, which was filed with the Securities and Exchange Commission on January 6, 2014, the Company disclosed the filing by Summit Trading, a Bahamian company (“Summit”) of a Demand for Arbitration with the American Arbitration Association in the State of Florida.  A hearing on this matter was held on August 25, 2014, through August 27, 2014. On September 26, 2014, the arbitrator issued his Award of Arbitrator denying in their entirety all claims asserted by Summit against the Company.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

FONU2 INC., a Nevada corporation

Date:  October 2, 2014

/s/ Roger Miguel

Roger Miguel, President and CEO